Exhibit 99.3

Dear Colleagues:

I am excited to share very important news with you related to the previously disclosed review of strategic alternatives for our Company. Today we announced an agreement to be acquired by Silver Lake and Warburg Pincus. This is a very important and exciting development for Interactive Data that I believe will enable us to take our Company to a new level in terms of our size, capabilities, and stature in the industry.

Silver Lake and Warburg Pincus are two of the world’s largest and most successful private investment firms, collectively managing more than $44 billion in assets. Both firms have invested behind a broad range of market-leading organizations across an array of industries. Current Silver Lake investments include Nasdaq, Skype, Sabre / Travelocity, and SunGard Data Systems. Current Warburg Pincus investments include Fidelity National Information Systems, Nuance, and Wall Street Systems. For Interactive Data to join this prestigious list of companies is a testimony to the contributions that each of you has made to build our business.

Under the terms of the agreement, Interactive Data’s stockholders will receive $33.86 in cash for each share of Interactive Data common stock they own, which values the transaction at $3.4 billion. To put some perspective around the magnitude of this transaction, it is one of the largest private equity transactions ever in our industry. Click here to view the full press release.

Over the past several months, we met extensively with Silver Lake and Warburg Pincus along with many other organizations as part of the review of strategic alternatives that was conducted by our Board of Directors. Silver Lake and Warburg Pincus have a strong understanding and appreciation for our marketplace, our business model, our offerings and competitive differentiation, and the opportunities that lie ahead. I think it’s safe to say that they firmly believe in Interactive Data’s potential to become an even stronger and more profitable industry leader that will deliver even more value to our customers worldwide.

Once the transaction is completed, we plan to remain headquartered in Bedford, Massachusetts and expect to maintain our current offices in cities around the world. I plan to continue serving as your president and CEO. Over the coming weeks, I expect to visit as many of our offices as possible to discuss today’s news – and more importantly, to help our teams continue advancing the key initiatives and activities that are critical to driving our long-term growth and success.

Silver Lake and Warburg Pincus are very supportive of our growth aspirations and our investments to help strengthen our business and our leadership position in the industry. Silver Lake and Warburg Pincus bring a long-term perspective to the Company and look forward to working with us to expand Interactive Data’s current offerings. This focus on growth will continue to make our Company a great place to work and build a career.

I believe that the coming years for Interactive Data will be bright ones and I am very excited for everybody affiliated with Interactive Data. We will be in great hands with Silver Lake and Warburg Pincus as our new owners.

I know that many of you will have questions over the coming days and weeks. Although we may not be able to answer all of them right away, I am committed to ensuring you stay as informed as possible as we move forward with this transaction. Related to this, we will be holding a conference call / webcast on Tuesday, May 4 at 11:00 am EDT (4:00 pm BST). All of the details are provided below and they are also available on our Company intranet.

know that many of you will have questions over the coming days and weeks. Although we may not be able to answer all of them right away, I am committed to ensuring you stay as informed as possible as we move forward with this transaction.

To read answers to anticipated employee questions, please click here. To access other related key information about this news, please click here.

In addition, we will be holding a conference call / webcast on Tuesday, May 4 at 11:00 am EDT (4:00 pm BST). All of the details are provided below and they are also available on our Company intranet.

We encourage all employees who are in an Interactive Data office to participate via the webcast. We have also reserved a limited number of traditional conference call lines for employees who may be out of the office during the time of the event.

[link to webcast and telephone dial-in]

On behalf of both the senior management group and the Board of Directors, I’d like to thank you all for your patience, perseverance and focus over the past few months while our strategic review was being conducted. Today’s announcement would not have been possible without the collective efforts of our entire team.

I look forward to speaking with you on the upcoming presentation.

Ray

Ray D’Arcy

President and Chief Executive Officer

May 4, 2010

Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of Interactive Data and Interactive Data’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Interactive Data on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Interactive Data’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Interactive Data nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Interactive Data’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Interactive Data undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Interactive Data’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where To Find It

In connection with the transaction, Interactive Data will file an information statement with the SEC. The information statement will be mailed to stockholders of Interactive Data. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERACTIVE DATA AND THE TRANSACTION. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

Information regarding the interests of Interactive Data’s directors and executive officers in the transaction described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in Interactive Data’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

For more information

Investors

Andrew Kramer

Tel: +1 781-687-8306

Email: andrew.kramer@interactivedata.com

Media
Brian Willinsky	John Coffey
Tel: +1 781-687-8291	Tel: +1 781-687-8148
Email: brian.willinsky@interactivedata.com	Email: john.coffey@interactivedata.com